Second Quarter 2026 Shareholder Letter

"Our second quarter results reflect a business that continues to execute across sales, development, and profitability despite navigating one of the most challenging cost environments we have faced in many years. While we remain focused on the work ahead, I am encouraged by the resilience of the Shake Shack model and confident in our ability to deliver on our long-term plan. For the second quarter, same-Shack sales grew 3.5%, including positive traffic of 2.0%. These results reflect our ongoing investments in culinary innovation, targeted marketing, and our digital ecosystem — all designed to drive guest acquisition, frequency, and long-term brand value." said Chief Executive Officer, Rob Lynch. "We delivered our strongest second quarter of unit growth on record, opening 16 new Company-operated Shacks, and generated second-quarter Restaurant-level profit of $92.7 million, or 23.0% of Shack Sales — a healthy result given record-high beef costs and the deliberate choice to protect our value positioning rather than fully offset inflation through pricing. Our second quarter results landed within the revised ranges we provided in our June business update, reflecting the underlying strength of the model. We remain encouraged by the momentum ahead and confident in the long-term value we are building," said Chief Financial Officer, Michelle Hook. Q 2 2 0 2 6 H I G H L I G H T S System-wide Sales $625.8m Delivering 13.8% growth year- over-year driven by new Shack openings, culinary innovation, and targeted marketing. Same-Shack Sales (SSS) Growth +3.5% SSS includes positive traffic of 2.0%, marking four consecutive quarters of positive traffic, and our 22nd consecutive quarter of positive same- Shack sales growth. Restaurant-level Profit Margin1 23.0% Declining 90bps vs last year driven by record-high beef costs and higher operating expenses offsetting the benefits from labor management and supply chain cost improvements. 2 B U S I N E S S O V E R V I E W 1. Restaurant-level profit, Restaurant-level profit margin, Adjusted EBITDA and Adjusted pro forma net income are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. SECOND QUARTER 2026 HIGHLIGHTS: • Total revenue grew 17.2% year-over-year to $417.6m. • Shack sales grew 17.5% year-over-year to $403.4m. • Licensing revenue grew 7.1% year-over-year to $14.2m. • System-wide sales grew 13.8% year-over-year to $625.8m. • Average weekly sales (AWS) was $78k, flat year-over-year . • Same-Shack sales (SSS) grew 3.5% year-over-year. • Operating income of $20.7m versus $22.4m last year. • Restaurant-level profit margin1 of 23.0% of Shack sales versus 23.9% last year. • Net income of $16.9m versus $18.5m last year. • Adjusted EBITDA1 of $61.2m, up 3.9% year-over-year. • Net income attributable to Shake Shack Inc. of $15.7m, or earnings of $0.37 per diluted share. • Adjusted pro forma net income1 of $18.9m, or earnings of $0.43 per fully exchanged and diluted share. • Opened 16 new Company-operated Shacks and 11 new licensed Shacks.

$82M $81M $87M $75M $93M 23.9% 22.8% 22.7% 21.2% 23.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% 22.0% 24.0% 26.0% 28.0% 30.0% 32.0% 34.0% 36.0% $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2Q25 3Q25 4Q25 1Q26 2Q26 $78K $78K $77K $72K $78K 2Q25 3Q25 4Q25 1Q26 2Q26 $356M $367M $401M $367M $418M 2Q25 3Q25 4Q25 1Q26 2Q26 610 630 659 679 703 2Q25 3Q25 4Q25 1Q26 2Q26 $550M $572M $618M $558M $626M 2Q25 3Q25 4Q25 1Q26 2Q26 1. Restaurant-level profit, Restaurant-level profit margin, and Adjusted EBITDA are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. Adjusted EBITDA1 Average Weekly Sales (AWS) System-wide Shack Count System-wide Sales Q 2 2 0 2 6 H I G H L I G H T S Q2 2026 marked four consecutive quarters of positive traffic, our 22nd consecutive quarter of positive same- Shack sales, and our strongest second quarter of unit growth on record, with 16 new Company-operated Shacks 3 Total revenue grew 17.2% year-over-year. System-wide sales grew 13.8% year-over-year. AWS was flat year-over-year. System-wide unit count grew 15.2% year-over-year, including: • 61 new Company-operated Shack openings • 40 new licensed Shack openings • 7 licensed Shack closures • 1 Company-operated Shack closure Adjusted EBITDA increased 3.9% year-over-year and was 14.7% of Total revenue. % label indicates Adjusted EBITDA margin. % label indicates Restaurant-level profit margin.1 Restaurant-level profit grew 12.8% year-over-year and was 23.0% of Shack sales. $59M $54M $56M $37M $61M 16.5% 14.7% 14.0% 10.1% 14.7% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% -$8 $2 $12 $22 $32 $42 $52 $62 2Q25 3Q25 4Q25 1Q26 2Q26 Total Revenue Restaurant-level Profit1

TO O U R S H A R E H O L D E R S Our second quarter results reflect the resilience of the Shake Shack model in one of the most challenging cost environments we have faced in many years. We delivered Total revenue growth of 17.2% year-over-year to $417.6 million, driven by the opening of new Company-operated and licensed Shacks, and 3.5% same-Shack sales growth — including four consecutive quarters of positive traffic. We delivered Restaurant-level profit of $92.7 million, or 23.0% of Shack sales. Beef inflation accelerated in the quarter and peaked in June, creating meaningful margin pressure. Rather than offsetting these costs fully through pricing, we chose to protect our value proposition for the long term. Our teams continued to optimize our labor, leverage technology to run more efficient restaurants, and pursue supply chain opportunities that capture more competitive pricing while maintaining or improving product quality. Our digital ecosystem continues to strengthen. Comparable app channel sales grew nearly 30% year-over- year, with app guests visiting more often and spending more annually. Our $2, $4, $6 digital offers continue to drive app engagement, and support frequency among existing guests. On the development side, we opened 16 new Company-operated Shacks — our strongest second quarter on record. As of the end of Q2, we have opened 33 new Company-operated Shacks, and we remain on track to open 60 to 65 this year. Our culinary pipeline remains a meaningful point of differentiation. Our barbecue platform, illustrated by the Baby Back Rib Sandwich, met our expectations and resonated strongly with guests. This product line reinforced our belief in Shake Shack's ability to lead with differentiated culinary innovation that drives excitement, traffic, and check growth. In the second half of the year, we are making The Big Shack a core menu item, launched a new West Coast inspired menu platform in July, and brought back the Dubai Chocolate Pistachio Shake, which continues to resonate. This balanced approach allows us to widen our reach while staying true to the premium ingredients and craftsmanship that define the Shake Shack brand. Project Catalyst is on track and represents our foundation for scaling efficiently while improving the guest and team member experience — spanning our point-of-sale rollout, loyalty platform development, and AI-enabled capabilities across the business. These investments are foundational to our growth strategy, decision-making, and guest connection, and represent a clear path to G&A leverage as we scale. We remain a premium brand with a proven unit economic model, positive traffic momentum, disciplined operators, and structural margin resilience. The back half carries real headwinds — tougher comparisons, continued beef inflation, and ongoing competitive intensity — but we believe we are well-positioned to navigate them. We are confident in our ability to deliver sustainable, long-term growth, and will stay focused on executing against our strategic priorities throughout the remainder of the year. August 5, 2026

SHAKE SHACK®

ROAD TO 1500

2026 STRATEGIC PRIORITIES	Q2 2026 PROGRESS

(1) BUILD A CULTURE OF LEADERS

WE ARE BUILDING A PIPELINE OF LEADERS TO SUPPORT OUR ROAD TO 1,500 SHACKS.	• Leadership at Shake Shack is a mindset rooted in accountability, clarity, and purpose. • We've strengthened our culture to empower leaders at every level. • Through mentorship, training, and development, we're helping our teams grow and thrive.

(2) OPTIMIZE RESTAURANT AND SUPPLY CHAIN OPERATIONS

WE ARE DRIVING PROFITABILTIY WITH A FOCUS ON DEVELOPING OUR PEOPLE AND ACCOUNTABILITY ON PERFORMANCE.	• Our teams continue to make strong operational progress, driving efficiencies while enhancing the guest experience. • We continue to improve productivity and labor attainment across our restaurants. • Technology is being leveraged to streamline operations and support greater efficiency.

(3) DRIVE COMP SALES BEHIND CULINARY, MARKETING, & DIGITAL INNOVATION

OUR GREATEST OPPORTUNITY TO GROW SAME-SHACK SALES IS THROUGH FREQUENCY.	• Our digital ecosystem continues to strengthen. • Comparable app channel sales grew nearly 30% year-over-year in the second quarter, and these guests are visiting more often and spending more annually. • Our culinary team is balancing proven favorites with disciplined innovation as we test new chicken offerings and a smoked brisket platform.

(4) BUILD & OPERATE OUR SHACKS WITH BEST-IN-CLASS RETURNS

WE ARE GROWING OUR INDUSTRY LEADING CASH-ON-CASH RETURNS.	• Opened 16 Company-operated Shacks in Q2, bringing us to 33 openings year-to-date, well on our way to 60 to 65 Shacks this year. • Maintaining consistently low net build costs despite inflationary pressures. • Infilling the whitespace across our current footprint. This quarter each opening was in an existing market.

(5) ACCELERATE OUR LICENSED BUSINESS

WE ARE BUILDING THE PIPELINE FOR GROWTH AROUND THE GLOBE.	• Our licensed business also continued to perform well despite a challenged global environment. • We plan to open 40 to 45 licensed Shacks in 2026, aspiring for our largest class of licensed Shacks. • On track to open our first Shack in Panama, Vietnam, and regional US casinos with PENN Entertainment in the second half of the year.

(6) INVEST IN LONG-TERM STRATEGIC CAPABILITIES

WE ARE ACCELERATING OUR PACE OF INNOVATION.	• Project Catalyst remains our foundation for scaling – spanning our point-of-sale rollout, loyalty platform development, and the integration of AI-enabled capabilities across the business. • Our loyalty program is progressing on schedule, and we are confident in the long-term value we are building. • On track with targeted remodels and refreshes in existing Shacks.

LICENSED BUSINESS HIGHLIGHTS

Our Licensing revenue grew 7.1% year-over-year to $14.2m and Licensing sales[1] grew by 7.6% to $222.4m. We are pleased with the performance of our licensed business despite a challenging global environment. The ongoing conflict in the Middle East continued to weigh most heavily on the UAE, historically our highest-volume market in the region and one that has been especially dependent on tourism. This pressure was partially offset by strong performance in our new Shack openings and in existing markets such as Canada, the United Kingdom, and parts of China.

We opened 8 net new licensed Shacks in Q2, including 11 new Shack openings and 3 closures. We remain on track to open 40 to 45 licensed Shacks in 2026 and bring Shake Shack to Panama, Vietnam, and US regional casinos with PENN Entertainment in the second half of the year.

WE GREW LICENSING SALES 7.6% VERSUS LAST YEAR

	2Q25	3Q25	4Q25	1Q26	2Q26
Licensing Sales	$206.7M	$218.7M	$232.7M	$204.3M	$222.4M
YoY Licensing Sales Growth	16%	15%	26%	14%	8%
NSOs	9	7	17	5	11


Kuwait City, Kuwait


Istanbul, Turkey


Calgary, Canada

Fiscal April 2026

The Peak Tower, Hong Kong, China
King Street West, Toronto, Canada
Avenue of Stars, Hong Kong, China

Fiscal May 2026

Saad Abdullah Land (Drive Thru), Kuwait City, Kuwait
Chinook Centre, Calgary, Canada

Fiscal June 2026

Shine Hills, Beijing, China
JFK Airport Terminal 5, New York, USA
Suji Lotte Mall, Gyeonggi, Korea
Zorlu Mall, Istanbul, Turkey
Uiwang Premium Outlet, Gyeonggi, Korea
Terraza Palacio Polanco, Mexico City, Mexico

1. Licensing sales is an operating measure and consists of sales from licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to Licensing revenue based on a percentage of sales from licensed Shacks, as well as certain fees, such as territory fees, opening fees, and termination fees.

6

AWS AND SAME-SHACK SALES[1]

Second quarter AWS was $78k, flat YoY. Sales were driven by our ongoing investments across culinary innovation, targeted marketing, and digital engagement, partially offset by menu mix.



$78K
$78K
$77K
$72K
$78K
Total YoY Shack Sales Growth
12%
16%
22%
14%
18%
Second Quarter 2025
Third Quarter 2025
Fourth Quarter 2025
First Quarter 2026
Second Quarter 2026

Same-Shack sales grew 3.5% year-over-year in 2Q26 , including positive traffic of 2.0%. Growth was driven by strength in our app and delivery channels, plus a June boost from the World Cup. Our estimated World Cup impact is approximately 90 basis points. Comp sales, excluding any World Cup impact, landed within the range provided in our June update.

Price / mix grew 1.5%. In-Shack menu prices for the second quarter came in at 3.7%, while blended pricing across all channels increased 4.4%. We took disciplined pricing of 1.0% in June to help offset inflation while maintaining our focus on driving positive same-Shack sales with less reliance on price than in prior years.

2Q26 SSS[1] UP 3.5% VERSUS PRIOR YEAR



Second Quarter 2025
Third Quarter 2025
Fourth Quarter 2025
First Quarter 2026
Second Quarter 2026
5%
5%
4%
3%
4%
2%
3%
2%
2%
2%
2%
1%
1%
1%
(1%)
Total SSS %
Traffic %
Price/Mix %

SSS[1] BY REGION VERSUS PRIOR YEAR



Second Quarter 2025
Third Quarter 2025
Fourth Quarter 2025
First Quarter 2026
Second Quarter 2026
5%
4%
3%
-2%
-2%
6%
5%
5%
2%
0%
NYC (incl. Manhattan)
South
Midwest
Northeast
West

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics. As a reminder, SSS excludes the impact of closures that are two consecutive days or more, but one day closures and the impact of operating with fewer hours are included.
2. To normalize for the 53rd week in fiscal 2025, the compare periods for 2025 have been shifted forward one week from the fiscal calendar, in order to show a more like-for-like comparison

RESTAURANT-LEVEL PROFIT

Restaurant-level costs in the second quarter (covered in more detail on the following pages) were as follows:

- Food and paper costs were 28.8% of Shack sales.
- Labor and related expenses were 25.1% of Shack sales.
- Other operating expenses were 15.6% of Shack sales.
- Occupancy and related expenses were 7.5% of Shack sales.

Despite a backdrop of significantly elevated input costs, we were able to generate healthy Restaurant-level margins driven by the underlying strength of our model. Our teams continued to optimize our labor: maximizing labor attainment and using technology to run more efficient restaurants while enhancing the guest experience. Additionally, we opened 16 new Company-operated Shacks in the quarter.

Restaurant-level Profit[1] ($)

Restaurant-level profit grew 12.8% year-over-year.


$82M
$81M
$87M
$75M
$93M
2Q25
3Q25
4Q25
1Q26
2Q26

Restaurant-level Profit Margin[1] (%)

Restaurant-level profit margin decreased 90 bps year-over-year.


23.9%
22.8%
22.7%
21.2%
23.0%
2Q25
3Q25
4Q25
1Q26
2Q26








SHAKE SH

1. Restaurant-level profit and Restaurant-level profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter.

8

RESTAURANT-LEVEL PROFIT
FOOD & PAPER COSTS

Food and paper costs ("COGS") were 28.8% of Shack sales in the second quarter, up 60 bps year-over-year. The increase year-over-year was mainly driven by higher commodity costs, primarily beef, promotional activity during the quarter and a shift in menu mix to higher cost items. We continue to pursue supply chain opportunities that maintain or improve product quality, capture more competitive pricing, drive efficiencies across our business, and mitigate commodity and distribution pressures over time.

COGS as a % of Shack Sales



28.2%
29.3%
28.7%
28.3%
28.8%
2Q25
3Q25
4Q25
1Q26
2Q26

Beef inflation accelerated throughout the quarter and peaked in June - exceeding our original expectations and drove the majority of Restaurant-level margin pressure that we saw. Despite this, through proactive procurement and cost mitigation initiatives, our teams meaningfully offset continued beef inflation that we expect to persist into the second half of the year.

- **Beef,** which is approximately 35% of our food and paper basket, faced **mid-teens inflation** year-over-year in Q2.
- **Total food** inflation **up low-single-digits** year-over-year in Q2, representing approximately 90% of our food and paper basket.
- **Paper and packaging** inflation was **down low-single-digits** year-over-year in Q2, approximately 10% of our food and paper basket.
- **Total blended food & paper inflation up low-single-digits year-over-year in Q2.**



Stand For
Something Good
SHAKE SHACK
VEGAS CHAMBER

RESTAURANT-LEVEL PROFIT
LABOR, OTHER OPEX & OCCUPANCY

Labor and related expenses ("Labor") were **25.1% of Shack sales** in the second quarter, **down 60 bps year-over-year.** By this time last year, we had fully rolled out our labor model supported by our performance scorecard, which provides Shack-level visibility into labor performance. Since then, we have continued to refine our labor management approach, helping drive the efficiencies we achieved this quarter.

Labor as a % of Shack Sales



25.7%
24.9%
25.4%
26.2%
25.1%
2Q25
3Q25
4Q25
1Q26
2Q26

Other Opex as a % of Shack Sales



14.8%
15.2%
15.5%
16.2%
15.6%
2Q25
3Q25
4Q25
1Q26
2Q26

Other operating expenses ("Other opex") were **15.6% of Shack sales** in the second quarter, up 80 bps year-over-year. The increase versus last year was primarily driven by increased delivery commissions as we continue to leverage the channel to expand our reach, build awareness, and grow engagement.

Occupancy and related expenses ("Occupancy") were **7.5% of Shack sales** in the second quarter, flat year-over-year.

Occupancy as a % of Shack Sales



7.5%
7.7%
7.6%
8.1%
7.5%
2Q25
3Q25
4Q25
1Q26
2Q26

10

G&A Expenses1 Second quarter General and administrative (“G&A”) expenses were $48.3m, or $46.3m excluding one-time adjustments. G&A, excluding one- time adjustments, was 11.1% of Total revenue in the quarter, 20 bps lower than last year. In Q2, we realized favorability versus 1Q26 primarily from lower equity- based compensation due to performance-based awards and forfeitures as well as lower short-term incentives. $27M $27M $26M $29M $31M 2Q25 3Q25 4Q25 1Q26 2Q26 Depreciation and Amortization Expense $5M $5M $5M $7M $7M 2Q25 3Q25 4Q25 1Q26 2Q26 Pre-opening Costs A D D I T I O N A L E X P E N S E S & A D J U S T E D E B I T D A 2. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. Adjusted EBITDA increased 3.9% year-over-year to $61.2m, or 14.7% of Total revenue – 180 bps lower than last year. EBITDA adjustments for 2Q26 totaled $7.1m, consisting of (i) equity-based compensation of $3.9m, (ii) executive transition costs of $1.1m, (iii) $0.8m of legal settlement fees, (iv) $0.5m of amortization of cloud-based software implementation costs, (v) impairments, loss on disposal of assets, and Shack closures of $0.4m and (vi) $0.4M of other expenses related to the conflict in the Middle East. Adjusted EBITDA2 11 1. One-time adjustments: 2Q25 $0.6m of severance and restatement costs related to prior periods, 1Q26 $1.1m of executive transition; 2Q26 $1.1m of executive transition and $0.9m of legal matters. Depreciation and amortization expense was $30.7m. The increase in depreciation year-over-year is a result of more new Company-operated openings coupled with new technology investments. Pre-opening costs were $6.6m. Pre-opening costs were higher than the prior year quarter, driven by the greater number of new Shacks opened during the quarter and our growing pipeline to support future growth. $40M $44M $51M $52M $46M 2Q25 3Q25 4Q25 1Q26 2Q26 $41M excl. one- time adjustments excl. one- time adjustments excl. one- time adjustments $44M $54M $59M $54M $56M $37M $61M 16.5% 14.7% 14.0% 10.1% 14.7% 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% $0 $10 $20 $30 $40 $50 $60 $70 2Q25 3Q25 4Q25 1Q26 2Q26 % label indicates Adjusted EBITDA margin $48M excl. one- time adjustments excl. one- time adjustments $51M

FINANCIAL OUTLOOK

Fiscal year 2026 guidance is derived from preliminary, unaudited results based on information currently available to the Company. We factor in an assumption around a degree of pressure on the consumer spending landscape and ongoing inflationary headwinds and do not reflect any change in the current environment including potential changes to tariffs, amongst other factors. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ending July 1, 2026 and its Annual Report on Form 10-K for the fiscal year ending December 30, 2026.

FY 2026 Guidance

Company-operated openings	60 – 65
Licensed openings	40 – 45
Total revenue	$1.6b – 1.7b
Licensing revenue	$57.0m - $59.0m
Same-Shack sales[1] versus 2025	+ LSD %
Restaurant-level profit margin	22.0% - 23.0%
General and administrative expenses	12.0% to 13.0% of Total revenue
Equity-based compensation[2]	$28m
Depreciation and amortization expense	$124m - $128m
Pre-opening costs	$26m – $28m
Net income	$45m - $55m
Adjusted EBITDA	$225m - $235m
Adjusted Pro Forma Tax Rate	25% - 27%

1. To normalize for the 53rd week in fiscal 2025, the compare periods for 2025 have been shifted forward one week from the fiscal calendar, in order to show a more like-for-like comparison.
2. Equity-based compensation is comprised of $25m in G&A and $3m in Restaurant-level profit .

These forward-looking projections are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 31, 2025 and our other filings with the Securities and Exchange Commission, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements", within the Company's Form 10-K, which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.

Financial Details & Definitions

C A U T I O N A RY N O T E O N F O R WA R D - L O O K I N G S TAT E M E N T S 15 This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's growth, including its long-term growth goals, strategic initiatives and priorities, development programs, and full year fiscal 2026 financial guidance. Forward looking statements discuss the Company's current expectations, targets and projections relating to the Company's financial position, results of operations, plans, objectives, future performance and business, including strategic priorities, expected development targets, and expected financial results and operating performance for fiscal 2026. Forward-looking statements reflect the Company’s current expectations and projections with respect to future events and are based on certain assumptions and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from trends, plans, or expectations set forth in the forward-looking statements. relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "target," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, interest rates, the impact of tariffs, volatility in financial markets and broader macroeconomic conditions, the impact of Shack closures, the impact of ongoing conflicts and related developments in the Middle East, the Company's management of its digital capabilities and expansion into delivery, as well as its kiosk, drive-thru and multiple format investments, risks associated with cyberattacks, data security and technology systems disruptions, the impact of adverse weather conditions, changes in consumer spending patterns, volatility in tourism and consumer travel, the Company's ability to maintain and grow sales at its existing Shacks, the performance and profitability of newly opened Shacks and licensed Shacks, risks associated with the Company's international licensing operations, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission ("SEC") and the Company's subsequent Quarterly Reports on Form 10-Q and other SEC filings. There can be no assurance that the results or developments currently anticipated by the Company will be realized. All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

D E F I N I T I O N S 16 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from Company-operated Shacks and licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees, opening fees, and termination fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of Company- operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense, and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense and Depreciation and amortization expense, which also excludes equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. “Restaurant-level profit,” a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. "Restaurant-level profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEVELOPMENT HIGHLIGHTS

	Thirteen Weeks Ended July 1, 2026		
	Company-operated	Licensed	System Wide
Shack counts at the beginning of period	390	289	679
Openings	16	11	27
Permanent closures	-	(3)	(3)
Shack counts at the end of period	406	297	703
Shacks in the comparable base	296		

	Twenty-six Weeks Ended July 1, 2026		
	Company-operated	Licensed	System Wide
Shack counts at the beginning of period	373	286	659
Openings	33	16	49
Permanent closures	-	(5)	(5)
Shack counts at the end of period	406	297	703
Shacks in the comparable base	296		

17

B A L A N C E S H E E T S ( U N A U D I T E D ) 18 July 1, December 31, 2026 2025 ASSETS Current assets: Cash and cash equivalents 307,962$ 360,123$ Accounts receivable, net 34,657 32,962 Inventories 7,359 7,182 Prepaid expenses and other current assets 43,780 30,080 Total current assets 393,758 430,347 Property and equipment, net of accumulated depreciation of $604,230 and $551,004 respectively. 673,299 625,851 Operating lease assets 551,687 507,253 Deferred income taxes, net 319,980 322,385 Other assets 11,556 10,373 TOTAL ASSETS 1,950,280$ 1,896,209$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable 23,612$ 24,747$ Accrued expenses 92,318 103,354 Accrued wages and related liabilities 23,175 25,481 Operating lease liabilities, current 67,164 63,553 Other current liabilities 29,732 27,783 Total current liabilities 236,001 244,918 Long-term debt 248,255 247,731 Long-term operating lease liabilities 621,756 575,138 Liabilities under tax receivable agreement, net of current portion 244,713 244,463 Other long-term liabilities 28,004 30,210 Total liabilities 1,378,729 1,342,460 Commitments and contingencies Stockholders' equity: Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of July 1, 2026 and December 31, 2025. - - Class A common stock, $0.001 par value—200,000,000 shares authorized; 40,370,460 and 40,254,281 shares issued and outstanding as of July 1, 2026 and December 31, 2025, respectively. 40 40 Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,425,789 and 2,434,789 shares issued and outstanding as of July 1, 2026 and December 31, 2025, respectively. 2 2 Additional paid-in capital 456,186 452,577 Retained earnings 88,099 72,709 Accumulated other comprehensive loss (6) (1) Total stockholders' equity attributable to Shake Shack, Inc. 544,321 525,327 Non-controlling interests 27,230 28,422 Total equity 571,551 553,749 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 1,950,280$ 1,896,209$ (in thousands, except share and per share amounts)

STATEMENTS OF INCOME
(UNAUDITED)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended			
(in thousands, except per share amounts)	July 1, 2026		June 25, 2025		July 1, 2026		June 25, 2025	
Shack sales	$ 403,437	96.6%	$ 343,224	96.3%	$ 757,484	96.6%	$ 653,062	96.4%
Licensing revenue	14,181	3.4%	13,242	3.7%	26,871	3.4%	24,302	3.6%
TOTAL REVENUE	417,618	100.0%	356,466	100.0%	784,355	100.0%	677,364	100.0%
Shack-level operating expenses[(1)]:								
Food and paper costs	116,276	28.8%	96,621	28.2%	216,299	28.6%	182,658	28.0%
Labor and related expenses	101,226	25.1%	88,058	25.7%	193,943	25.6%	174,726	26.8%
Other operating expenses	63,118	15.6%	50,768	14.8%	120,630	15.9%	99,030	15.2%
Occupancy and related expenses	30,151	7.5%	25,593	7.5%	58,805	7.8%	50,224	7.7%
General and administrative expenses	48,321	11.6%	40,671	11.4%	101,929	13.0%	81,311	12.0%
Depreciation and amortization expense	30,717	7.4%	26,545	7.4%	59,837	7.6%	53,088	7.8%
Pre-opening costs	6,638	1.6%	4,955	1.4%	13,508	1.7%	8,173	1.2%
Impairments, loss on disposal of assets, and Shack closures	425	0.1%	881	0.2%	1,292	0.2%	2,938	0.4%
TOTAL EXPENSES	396,872	95.0%	334,092	93.7%	766,243	97.7%	652,148	96.3%
INCOME FROM OPERATIONS	20,746	5.0%	22,374	6.3%	18,112	2.3%	25,216	3.7%
Other income, net	2,602	0.6%	2,850	0.8%	5,345	0.7%	5,821	0.9%
Interest expense	(553)	(0.1)%	(548)	(0.2)%	(1,101)	(0.1)%	(1,111)	(0.2)%
INCOME BEFORE INCOME TAXES	22,795	5.5%	24,676	6.9%	22,356	2.9%	29,926	4.4%
Income tax expense	5,913	1.4%	6,193	1.7%	5,768	0.7%	6,930	1.0%
NET INCOME	16,882	4.0%	18,483	5.2%	16,588	2.1%	22,996	3.4%
Less: Net income attributable to non-controlling interests	1,202	0.3%	1,335	0.4%	1,198	0.2%	1,603	0.2%
NET INCOME ATTRIBUTABLE TO SHAKE SHACK INC.	$ 15,680	3.8%	$ 17,148	4.8%	$ 15,390	2.0%	$ 21,393	3.2%
Earnings per share of Class A common stock:								
Basic	$ 0.39		$ 0.43		$ 0.38		$ 0.53	
Diluted	$ 0.37		$ 0.41		$ 0.37		$ 0.51	
Weighted-average shares of Class A common stock outstanding:								
Basic	40,358		40,226		40,323		40,173	
Diluted	41,866		41,819		41,873		41,842	

(1) As a percentage of Shack sales.

19

C A S H F L O W S TAT E M E N T S ( U N A U D I T E D ) 20 July 1, June 25, (in thousands) 2026 2025 OPERATING ACTIVITIES Net income (including amounts attributable to non-controlling interests) 16,588$ 22,996$ Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization expense 59,837 53,088 Amortization of debt issuance costs 524 524 Amortization of cloud computing assets 1,043 1,166 Non-cash operating lease cost 50,624 42,250 Equity-based compensation 9,082 9,750 Deferred income taxes 3,002 3,785 Non-cash interest 27 46 Impairments, loss on disposal of assets, and Shack closures 1,292 2,938 Changes in operating assets and liabilities: Accounts receivable (1,695) (1,514) Inventories (177) (14) Prepaid expenses and other current assets (12,529) (2,162) Other assets (5,125) (3,978) Accounts payable 1,573 (2,164) Accrued expenses (14,019) 12,947 Accrued wages and related liabilities (2,306) (2,128) Other current liabilities 575 (343) Operating lease liabilities (43,987) (44,356) Other long-term liabilities 1,133 3,389 NET CASH PROVIDED BY OPERATING ACTIVITIES 65,462 96,220 INVESTING ACTIVITIES Purchases of property and equipment (104,901) (67,438) NET CASH USED IN INVESTING ACTIVITIES (104,901) (67,438) FINANCING ACTIVITIES Payments on principal of finance leases (3,254) (2,631) Distributions paid to non-controlling interest holders (2,817) (857) Payments under tax receivable agreement, including interest (977) (24) Net proceeds from stock option exercises 69 123 Employee withholding taxes related to net settled equity awards (5,738) (9,300) NET CASH USED IN FINANCING ACTIVITIES (12,717) (12,689) Effect of exchange rate changes on cash and cash equivalents (5) (3) INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS (52,161) 16,090 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 360,123 320,714 CASH AND CASH EQUIVALENTS AT END OF PERIOD 307,962$ 336,804$ Twenty-Six Weeks Ended

R E S TA U R A N T - L E V E L P R O F I T D E F I N I T I O N S 21 Restaurant-Level Profit “Restaurant-level profit,” a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. Restaurant-level Profit Margin "Restaurant-level profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Restaurant-level profit and Restaurant-level profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Restaurant-level profit and Restaurant-level profit margin are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance-based employee bonus arrangements. The Company believes presentation of Restaurant-level profit and Restaurant-level profit ovides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision-making. Limitations of the Usefulness of this Measure Restaurant-level profit and Restaurant-level profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Restaurant-level profit and Restaurant-level profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Restaurant-level profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Restaurant-level profit and Restaurant-level profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Restaurant-level profit to operating income, the most directly comparable GAAP financial measure, is set forth on next slide.

RESTAURANT-LEVEL PROFIT

(dollar amounts in thousands)	Thirteen Weeks Ended				Twenty-Six Weeks Ended			
		July 1, 2026		June 25, 2025		July 1, 2026		June 25, 2025
Income from operations	$	20,746	$	22,374	$	18,112	$	25,216
Less:								
Licensing revenue		14,181		13,242		26,871		24,302
Add:								
General and administrative expenses		48,321		40,671		101,929		81,311
Depreciation and amortization expense		30,717		26,545		59,837		53,088
Pre-opening costs		6,638		4,955		13,508		8,173
Impairments, loss on disposal of assets, and Shack closures		425		881		1,292		2,938
Restaurant-level profit	$	92,666	$	82,184	$	167,807	$	146,424
Total revenue	$	417,618	$	356,466	$	784,355	$	677,364
Less: Licensing revenue		14,181		13,242		26,871		24,302
Shack sales	$	403,437	$	343,224	$	757,484	$	653,062
Restaurant-level profit margin[(1)]		23.0%		23.9%		22.2%		22.4%

(1) As a percentage of Shack sales.

22

EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud- based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D E B I T D A D E F I N I T I O N S 23

A DJ U S T E D E B I T D A 24 (dollar amounts in thousands) July 1, 2026 June 25, 2025 July 1, 2026 June 25, 2025 Net income 16,882$ 18,483$ 16,588$ 22,996$ Depreciation and amortization expense 30,717 26,545 59,837 53,088 Interest expense, net 468 500 984 1,023 Income tax expense 5,913 6,193 5,768 6,930 EBITDA 53,980$ 51,721$ 83,177$ 84,037$ Equity-based compensation 3,922 5,209 9,082 9,750 Amortization of cloud-based software implementation costs 531 560 1,043 1,166 Impairments, loss on disposal of assets, and Shack closures 425 881 1,292 2,938 Executive transition costs(1) 1,121 414 2,251 414 Legal settlements(2) 848 - 848 983 Restatement costs(3) - 100 - 354 Other(4) 374 15 473 3 Adjusted EBITDA 61,201$ 58,900$ 98,166$ 99,645$ Adjusted EBITDA margin(5) 14.7% 16.5% 12.5% 14.7% (1) (2) (3) (4) Amounts related to the conflict in the Middle East and expenses incurred for professional fees related to non-recurring matters. (5) Calculated as a percentage of Total revenue, which was $417.6 million and $784.4 million for the thirteen and twenty-six weeks ended July 1, 2026, respectively, and $356.5 million and $677.4 million for the thirteen and twenty-six weeks ended June 25, 2025, respectively. Expenses incurred in connection with the termination, search, and hiring of certain executive positions. Thirteen Weeks Ended Twenty-Six Weeks Ended Expenses incurred related to the restatement of prior periods in the 2023 Form 10-K. Expenses incurred to establish accruals related to the settlements of legal matters.

Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share Adjusted pro forma net income represents Net income attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non- recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma earnings per fully exchanged and diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. How These Measures Are Useful When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of These Measures Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share should not be considered alternatives to Net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income attributable to Shake Shack Inc. Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. A DJ U S T E D P R O F O R M A N E T I N C O M E A N D I N C O M E P E R S H A R E D E F I N I T I O N S 25

ADJUSTED PRO FORMA NET INCOME AND EARNINGS PER SHARE

(in thousands, except per share amounts)	Thirteen Weeks Ended July 1, 2026	Thirteen Weeks Ended June 25, 2025	Twenty-Six Weeks Ended July 1, 2026	Twenty-Six Weeks Ended June 25, 2025
Numerator:				
Net income attributable to Shake Shack Inc.	$ 15,680	$ 17,148	$ 15,390	$ 21,393
Adjustments:				
Reallocation of Net income attributable to non-controlling interests from the assumed exchange of LLC Interests[1]	1,202	1,335	1,198	1,603
Impairment charges and Shack closures[2]	6	295	35	1,948
Executive transition costs[3]	1,121	414	2,251	414
Legal settlements[4]	848	-	848	983
Restatement costs[5]	-	100	-	354
Other[6]	374	15	473	3
Tax impact of above adjustments[7]	(326)	169	(1,202)	(824)
Adjusted pro forma net income	$ 18,905	$ 19,476	$ 18,993	$ 25,874
Denominator:				
Weighted-average shares of Class A common stock outstanding—diluted	41,866	41,819	41,873	41,842
Adjustments:				
Assumed exchange of LLC Interests for shares of Class A common stock[1]	2,429	2,445	2,431	2,446
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted	44,295	44,264	44,304	44,288
Adjusted pro forma earnings per fully exchanged share—diluted	$ 0.43	$ 0.44	$ 0.43	$ 0.58

	Thirteen Weeks Ended July 1, 2026	Thirteen Weeks Ended June 25, 2025	Twenty-Six Weeks Ended July 1, 2026	Twenty-Six Weeks Ended June 25, 2025
Earnings per share of Class A common stock—diluted	$ 0.37	$ 0.41	$ 0.37	$ 0.51
Assumed exchange of LLC Interests for shares of Class A common stock[1]	0.01	0.01	-	0.01
Non-GAAP adjustments[8]	0.05	0.02	0.06	0.06
Adjusted pro forma earnings per fully exchanged share—diluted	$ 0.43	$ 0.44	$ 0.43	$ 0.58

(1) Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2) Expenses incurred related to Shack closures and impairment charges during fiscal 2024 and fiscal 2025.

(3) Expenses incurred in connection with the termination, search, and hiring of certain executive positions.

(4) Expenses incurred to establish accruals related to the settlements of legal matters.

(5) Expenses incurred related to the restatement of prior periods in the 2023 Form 10-K.

(6) Amounts related to the conflict in the Middle East and expenses incurred for professional fees related to non-recurring matters.

(7) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 24.8% and 26.8% for the thirteen and twenty-six weeks ended July 1, 2026, respectively, and 23.6% and 23.1% for the thirteen and twenty-six weeks ended June 25, 2025, respectively. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction.

(8) Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted pro forma net income above, for additional information.

26

Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax rate, as determined under GAAP. While this measure is useful in evaluating the Company's performance, it does not account for the effective tax rate attributable to the non-controlling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E D E F I N I T I O N S 27

2026 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

	Thirteen Weeks Ended July 1, 2026			Twenty-six Weeks Ended July 1, 2026		
(dollar amounts in thousands)	Income Tax Expense	Income Before Income Taxes	Effective Tax Rate	Income Tax Expense	Income Before Income Taxes	Effective Tax Rate
As reported	$ 5,913	$ 22,795	25.9%	$ 5,768	$ 22,356	25.8%
Non-GAAP adjustments (before tax):						
Executive transition costs	-	1,121	-	-	2,251	-
Legal settlement	-	848	-	-	848	-
Impairment charge and Shack closures	-	6	-	-	35	-
Other Adjustments	-	374	-	-	473	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	326	-	-	1,202	-	-
Adjusted pro forma	**$ 6,239**	**$ 25,144**	**24.8%**	**$ 6,970**	**$ 25,963**	**26.8%**
Less:						
Net tax impact from equity-based compensation	52	-	-	(470)	-	-
Adjusted pro forma	**$ 6,291**	**$ 25,144**	**25.0%**	**$ 6,500**	**$ 25,963**	**25.0%**

2025 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

	Thirteen Weeks Ended June 25, 2025			Twenty-six Weeks Ended June 25, 2025		
(dollar amounts in thousands)	Income Tax Expense	Income Before Income Taxes	Effective Tax Rate	Income Tax Expense	Income Before Income Taxes	Effective Tax Rate
As reported	$ 6,193	$ 24,676	25.1%	$ 6,930	$ 29,926	23.2%
Non-GAAP adjustments (before tax):						
Legal settlements	-	-	-	-	983	-
Executive transition costs	-	414	-	-	414	-
Impairment charge and Shack closures	-	295	-	-	1,948	-
Restatement costs	-	100	-	-	354	-
Other Adjustments	-	15	-	-	3	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	(169)	-	-	824	-	-
Adjusted pro forma	**$ 6,024**	**$ 25,500**	**23.6%**	**$ 7,754**	**$ 33,628**	**23.1%**
Less:						
Net tax impact from equity-based compensation	253	-	-	524	-	-
Adjusted pro forma	**$ 6,277**	**$ 25,500**	**24.6%**	**$ 8,278**	**$ 33,628**	**24.6%**

28

INVESTOR CONTACT Alison Sternberg, Shake Shack Head of Investor Relations (844) Shack-04 (844-742-2504) investor@shakeshack.com MEDIA CONTACT Corey Gee, Shake Shack cblumenthal@shakeshack.com CONTACT INFORMATION